Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated [Closing Date] by and among CULLEN INC. HOLDINGS LTD. (“Stockholder”), CULLEN AGRICULTURAL HOLDING CORP. (“CAH”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Stockholder, CAH, Triplecrown Acquisition Corp. (“Triplecrown”), the parent of CAH, Cullen Agricultural Technologies Inc., a wholly owned subsidiary of Stockholder (“Cullen Agritech”), and CAT Merger Sub, Inc., a wholly owned subsidiary of CAH (“Merger Sub”), are the parties to a Agreement and Plan of Reorganization dated as of September , 2009 (the “Merger Agreement”) pursuant to which Triplecrown has merged with and into CAH and Merger Sub has merged with and into Cullen Agritech. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Pursuant to the Merger Agreement, CAH is to be indemnified in certain respects. The parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Merger Agreement that is to consist of [1,588,115] shares of CAH Common Stock to be deposited by Stockholder (the “Escrow Shares”).

The parties agree as follows:

1. (a) Concurrently with the execution hereof, Stockholder is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, share certificates issued in the name of Stockholder representing the Escrow Shares, together with five (5) share transfer instruments separate from such certificate executed in blank by Stockholder, with medallion signature guaranties. The shares of CAH Common Stock represented by the share certificates so delivered by Stockholder to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.”

(b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of CAH. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, Stockholder and all Permitted Transferees (as hereinafter defined and, together with Stockholder, the “Owners”) shall retain all of their rights as stockholders of CAH with respect to the CAH Common Stock constituting the Escrow Fund during the period any portion of the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote its CAH Common Stock included in the Escrow Fund.

(d) During the Escrow Period, all dividends payable in cash with respect to the CAH Common Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e) During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the CAH Common Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include an entity in which (A) Stockholder beneficially owns 100% of such entity’s voting and non-voting equity securities, or (B) Stockholder is a general partner and in which Stockholder beneficially owns 100% of all capital accounts of such entity. In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by Stockholder, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with two (2) assignments separate from certificate executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to CAH’s transfer agent the original share certificate out of which the assigned shares are to be transferred, together with the executed share transfer instrument separate from certificate executed by Stockholder, or a copy of the applicable court order, and shall request that CAH issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferor, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Stockholder, CAH and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s CAH Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2. Indemnification Claims Procedure.

(a) CAH, acting through the current or former member or members of CAH’s Board of Directors who has or have been appointed by CAH to take all necessary actions and make all decisions on behalf of CAH with respect to its rights to indemnification under Article VII of the Merger Agreement (the “Committee”), may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Shares in the Escrow Fund by giving notice (a “Notice”) to Stockholder (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles CAH to indemnification and (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim. The Committee also shall deliver to the Escrow Agent (with a copy to Stockholder), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to Stockholder.

(b) If Stockholder shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Committee’s certification) by Stockholder of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Committee and Stockholder shall attempt to resolve such dispute by voluntary settlement as provided in Section 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from Stockholder within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If Stockholder delivers a Counter Notice to the Escrow Agent, the Committee and Stockholder shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and Stockholder shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and Stockholder shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 2(d) below.

(d) If the Committee and Stockholder cannot resolve a dispute prior to expiration of the 60-day period referred to in Section 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) to arbitration as set forth in Section 7 hereof.

(e) As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of Section 2(b) above, (ii) Indemnification Claim resolved in favor of CAH by settlement pursuant to Section 2(c) above, resulting in a dollar award to CAH, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to Section 2(d) above, resulting in a dollar award to CAH, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Committee and Stockholder have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement.

(f) (i) Promptly after an Indemnification Claim becomes an Established Claim, the Committee and Stockholder shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to CAH, and the Escrow Agent promptly shall pay to CAH, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii) Payment of an Established Claim shall be made from Escrow Shares pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Parent in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to CAH out of the Escrow Fund that number of CAH Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and Stockholder concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and Stockholder in accordance with the procedures specified in Section 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to CAH one or more share certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with share transfer instruments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the share certificates and share transfer assignments, CAH shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in CAH Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of CAH Common Stock or otherwise. The Committee and Stockholder shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the CAH Common Stock for the ten trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Termination Date, and (y) the Escrow Termination Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined) on the Escrow Termination Date.

(iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, Stockholder shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, Stockholder shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Stockholder in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to Stockholder.

(g) On the first Business Day after the Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing Escrow Shares then in such Owner’s account in the Escrow Fund less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of CAH, would result in a payment to CAH, the Escrow Agent shall retain in the Pending Claims Reserve that number of CAH Common Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Committee shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of CAH Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the

Committee and Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Parent the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with Section 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Parent, the Committee and Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(h) As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Escrow Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

3. The Escrow Agent, the Committee and Stockholder shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent, Stockholder and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

4. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Stockholder pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or Stockholder, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 4(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and Stockholder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f) The Escrow Agent shall be indemnified and held harmless by Stockholder and CAH, jointly and severally, from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the United States District Court for the Southern District of New York.

(g) The Escrow Agent shall be entitled to reasonable compensation from CAH for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from CAH for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h) From time to time on and after the date hereof, the Committee and Stockholder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

6. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Committee, Stockholder and the Escrow Agent.

7. All disputes arising under this Agreement between the Committee and Stockholder, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. The Committee and Stockholder each hereby consents to the exclusive jurisdiction of the federal and state courts sitting in New York County, New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Committee or Stockholder in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 8, with copies delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174-1901, Attention: David Alan Miller, Esq., and to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017, Attention: Douglas S. Ellenoff, Esq.

8. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Committee, to it at:

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.	If to Stockholder, to it at:

Cullen Inc. Holdings Ltd.
[Address]
Attention: Eric J. Watson
Telecopier No.:

with a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attention: Douglas S. Ellenoff, Esq.
Telecopier No.: 212-370-7889

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004
Attention: Steven G. Nelson
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

9. (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration as provided for herein.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

[Signatures are on following page]

[Signature Page to Escrow Agreement]

CULLEN INC. HOLDINGS LTD.
By:
Name:
Title:

CULLEN AGRICULTURAL HOLDING CORP.
By:
Name:
Title:

ESCROW AGENT
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title: